EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Form S-3 registration statement covering the registration of up to 125,000 shares of common stock, of our report dated March 29, 2002 included in 21st Century Holding Company's Form 10-K for the year ended December 31, 2002 and to all references to our Firm included in this Amendment No. 1 to the registration statement.

                                        McKEAN, PAUL, CHRYCY, FLETCHER & CO.


Plantation, Florida,
August 11, 2003.